Exhibit 21
NORDSON CORPORATION
Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized:

Name	Jurisdiction of Incorporation

UNITED STATES:
Atrion Leasing Company, LLC	Alabama
Alatenn Pipeline Company	Alabama
Nordson Test and Inspection Americas, Inc.	California
Value Plastics, Inc. dba Nordson MEDICAL	Colorado
Arag Group NA Inc.	Delaware
Atrion Corporation	Delaware
Atrion Medical Products, Inc.	Delaware
EDI Holdings, Inc.	Delaware
Halkey-Roberts Corporation	Delaware
Nordson BKG, Inc.	Delaware
Nordson Extrusion Dies Industries, LLC	Delaware
Nordson MEDICAL (CA), LLC	Delaware
Nordson MEDICAL Design and Development, Inc.	Delaware
Nordson MEDICAL, Inc.	Delaware
NDC Technologies, Inc.	Delaware
Vention Medical Acquisition Co.	Delaware
Arag Precision Technology, Inc.	Georgia
Micromedics, Inc. dba Nordson MEDICAL	Minnesota
Nordson Medical (NH), Inc.	New Hampshire
Fluortek, LLC	New Jersey
Nordson Advanced Technology LLC	Ohio
Nordson Atlantic LLC	Ohio
Nordson England L.L.C.	Ohio
Nordson Medical Corporation	Ohio
Nordson Pacific, Inc.	Ohio
Nordson U.S. Trading Company	Ohio
Realty Land Conservancy III LLC	Ohio
Nordson EFD LLC	Rhode Island
Quest Medical, Inc.	Texas

Name	Jurisdiction of Incorporation

INTERNATIONAL:
Arag Argentina S.A.	Argentina
Arag Australia PTY Ltd	Australia
Nordson Australia Pty. Limited	Australia
Nordson Osterreich GmbH	Austria
Nordson Benelux S.A./N.V.	Belgium
NDC Technologies S.A.	Belgium
Arag do Brasil S.A.	Brazil
Nordson do Brasil Industria e Comercio Ltda.	Brazil
Arag Bulgaria Ltd.	Bulgaria
Nordson Canada Limited	Canada
Dage Test Systems (Suzhou) Co. Ltd.	China
Hanshitong (Shanghai) Enterprise Management Consulting Co. Ltd.	China
Nordson (China) Co., Ltd.	China
Nordson (Shanghai) Business Consulting Co., Ltd.	China
Nordson China Business Trust	China
Nordson PPS (Shanghai) Co. Ltd.	China
PDMC Branch Company of Nordson (China) Ltd.	China
Suzhou Nordson Electronics Equipment., Co., Ltd.	China
Nordson Andina Limitada	Colombia
Nordson CS, spol.s.r.o.	Czech Republic
Nordson Danmark A/S	Denmark
Nordson Finland Oy	Finland
Dosage 2000 S.A.R.L	France
Nordson France S.A.S.	France
Dage Deutschland GmbH	Germany
Matrix Technologies GmbH	Germany
Nordson BKG GmbH	Germany
Nordson Deutschland GmbH	Germany
Nordson Engineering GmbH	Germany
Nordson Germania Ltd. & Co. KG	Germany
Nordson Holdings S.à r.l. & Co. KG	Germany
Ligonia Limited	Hong Kong
Macaria Limited	Hong Kong
Nordson Advanced Technology (Hong Kong) Ltd.	Hong Kong
Nordson Asia Pacific, Limited	Hong Kong
Nordson Hungary Kft	Hungary
Nordson India Private Limited	India
Nordson S.E. Asia (Pte.) Limited, Indonesia Representative Office	Indonesia
Chartview Investments Limited	Ireland
Nordson MEDICAL Ireland Limited	Ireland
Nordson MEDICAL Israel AC Ltd.	Israel
Nordson MEDICAL Israel Ltd.	Israel
ARAG S.à r.l.	Italy
ASJ S.r.l.	Italy
Nordson Italia Agriculture S.r.l.	Italy
Nordson Italia S.p.A.	Italy
Nordson Advanced Technology (Japan) K.K.	Japan

Name	Jurisdiction of Incorporation

INTERNATIONAL:
Nordson K.K.	Japan
Nordson Luxembourg S.à r.l.	Luxembourg
Nordson S.à r.l.	Luxembourg
Nordson (Malaysia) Sdn. Bhd.	Malaysia
Nordson de Mexico, S.A. de C.V.	Mexico
Nordson Benelux B.V.	The Netherlands
Nordson B.V.	The Netherlands
Nordson New Zealand	New Zealand
Nordson Norge A/S	Norway
Nordson Polska Sp.z.o.o.	Poland
Nordson Portugal Equipamento Industrial, Lda.	Portugal
CyberOptics (Singapore) Pte. Ltd.	Singapore
Nordson Advanced Technology (Singapore) Pte. Ltd.	Singapore
Nordson Advanced Technology International Pte. Ltd.	Singapore
Nordson S.E. Asia (Pte.) Ltd.	Singapore
Nordson SG Pte. Ltd.	Singapore
Primount Singapore Pte. Ltd.	Singapore
Nordson SA (Pty) Limited	South Africa
Nordson Korea Ltd.	South Korea
Nordson Iberica, S.A.	Spain
Nordson AB	Sweden
Nordson (Schweiz) A.G.	Switzerland
Nordson Advanced Technology LLC (Taiwan Branch)	Taiwan
Nordson (Thailand) Ltd.	Thailand
Dage Holdings Limited	United Kingdom
Dage Pension Trustees Limited	United Kingdom
Dage Precision Industries Limited	United Kingdom
Majority Kingdom Investment Limited	United Kingdom
Minority Kingdom Investment Limited	United Kingdom
NDC Technologies Limited	United Kingdom
Nordson (U.K.) Limited	United Kingdom
Nordson London Limited	United Kingdom
Primount LLP	United Kingdom
Representative Office of Nordson S.E. Asia (Pte.) Limited in Hanoi City	Vietnam
Representative Office of Nordson S.E. Asia (Pte.) Limited in Ho Chi Minh City	Vietnam